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                                                                 Exhibit 4(a)(x)


                   EIGHTH MODIFICATION OF AMENDED AND RESTATED
                            SECURED CREDIT AGREEMENT
                           AND OTHER RELATED DOCUMENTS


         THIS EIGHTH MODIFICATION OF AMENDED AND RESTATED SECURED CREDIT AGREEMENT AND OTHER RELATED DOCUMENTS (this "Agreement") is made as of April 19, 1999, by and among PAUL HARRIS STORES, INC., an Indiana corporation ("PH Stores"), PAUL HARRIS MERCHANDISING, INC., an Indiana corporation ("PH Merchandising"), PAUL HARRIS RETAILING, INC., an Indiana corporation ("PH Retailing"), and THE J. PETERMAN COMPANY, an Indiana corporation ("Peterman"), and LASALLE NATIONAL BANK, a national banking association (herein, together with its successors and assigns, called the "Bank").

         All capitalized terms and phrases, unless defined herein, shall have the specific meanings ascribed to such terms in that certain Secured Credit Agreement originally dated as of October 28, 1993, by and between PH Stores and Bank, as amended and restated by that certain Amended and Restated Secured Credit Agreement dated as of January 20, 1994, as modified and amended by those certain First through Seventh modifications of the Amended and Restated Secured Credit Agreement, and related documents dated as of October 31, 1994, January 31, 1995, September 28, 1995, May 8, 1996, April 9, 1997, November 19, 1998, and
February 1, 1999 (as so amended, the "Credit Agreement").

         WHEREAS, Borrower (as that term is defined in the Credit Agreement as modified by this Agreement) has requested that Bank make various modifications to the Credit Agreement and certain of the Related Documents, and Bank has so agreed, on the terms and conditions more specifically set forth herein.

         NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Borrower and Bank do hereby agree as follows:

         1. The preambles to this Agreement are fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

         2. Each recital, definition, numbered section and provision of the Credit Agreement set forth below in this paragraph 2 supersedes and replaces the corresponding recital, definition, numbered section and provision of the Credit Agreement. To the extent that any of the recitals, definitions, numbered sections and provisions of the Credit Agreement set forth below in this paragraph 2 do not correspond to any recital, definition, numbered section or provision of the Credit Agreement, such recital, definition, numbered section or provision shall be deemed to have been added to the Credit Agreement as set forth below and in the appropriate order. With respect to the provisions set forth in subsections (a), (n) and (o) below, such provisions shall be deemed to have replaced the corresponding provisions of the Credit Agreement through the colon at the end of such provisions, it being understood that unless elsewhere amended by the


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provisions of this Agreement, the respective current provisions of the Credit
Agreement following such colon shall remain unmodified and in full force and effect. The Table of Contents to the Credit Agreement shall be understood to have been modified to reflect these changes and incorporated provisions. Accordingly, effective as of April 19, 1999 (the "Modification Date"), the Credit Agreement is modified as set forth below in this paragraph 2:

         (a)
                           "THIS AMENDED AND RESTATED SECURED CREDIT AGREEMENT,
                  dated as of January 20, 1994 (this "Agreement"), is by and between PAUL HARRIS STORES, INC., an Indiana corporation (hereinafter referred to collectively as "PH Stores"), and LASALLE NATIONAL BANK, a national banking association (together with its successors and assigns, hereinafter referred to collectively as "Bank").

                              W I T N E S S E T H:

                           WHEREAS, PH Stores has previously requested loans,
                  advances and the issuance of letters of credit from Bank for the purpose of funding PH Stores' working capital needs, and in connection therewith, PH Stores and Bank entered into and executed that certain Secured Credit Agreement dated as of October 28, 1993 (the "Prior Credit Agreement"), pursuant to which the Bank agreed to make loans to PH Stores, subject to the terms and conditions set forth therein; and

                           WHEREAS, PH Stores has previously executed and
                  delivered to Bank a Secured Promissory Note (Revolver) dated October 28, 1993 (the "Revolving Note"), evidencing an indebtedness owed by PH Stores to Bank (the "Revolving Loan"); and

                           WHEREAS, repayment of the Revolving Note is secured
                  by a Security Agreement and Financing Statement dated as of October 28, 1993 (the "Security Agreement"), made by PH Stores to Bank; and

                           WHEREAS, repayment of the Revolving Note is
                  additionally secured by UCC Financing Statements made by PH Stores, as debtor, to Bank, as secured party, counterparts of which were filed in the Offices of the Secretaries of the States of all jurisdictions in which PH Stores is doing business (said Financing Statements being hereinafter referred to as the "Financing Statements"); and

                           WHEREAS, the obligations of PH Stores are
                  additionally secured by an Assignment of Leases dated as of October 28, 1993 from PH Stores to and for the benefit of the Bank (the "Lease Assignment"); and

                           WHEREAS, the Prior Credit Agreement, the Revolving
                  Note, the Security Agreement, the Financing Statements and the Lease Assignment, together with all other documents and instruments now or hereafter securing repayment of the Liabilities, or any portion thereof, are hereinafter collectively referred to as the "Loan Documents"; and



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                           WHEREAS, PH Stores has previously requested that Bank
                  modify certain terms and provisions of the Loan Documents, including, without limitation, that Bank make a term loan to PH Stores in order to refinance an existing mortgage on PH Stores' real property/distribution center in Indianapolis, Indiana and Bank has so agreed, on the terms and conditions more specifically set forth herein.

                           NOW, THEREFORE, for and in consideration of the
                  foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PH Stores and Bank do hereby agree to amend and restate the Prior Credit Agreement in its entirety, as follows:";

         (b)
                           ""BORROWER" means, individually and collectively Paul
                  Harris Stores, Inc. an Indiana corporation, Paul Harris Merchandising, Inc. an Indiana corporation, Paul Harris Retailing, Inc., an Indiana corporation, and The J. Peterman Company, an Indiana corporation. Unless otherwise provided for herein to the contrary, the use of the term Borrower shall be deemed to be a joint and several reference to each and all of the entities comprising Borrower. For purposes of Sections 5.5 and 9.1(a), the references therein to Borrower shall be deemed to mean PH Stores only; for purposes of Sections 9.9 and 9.12, and Schedule A, the references therein to Borrower shall be deemed to be only a collective and not a several reference to each of the entities comprising Borrower; and for purposes of
                  Section 13.13, the references to Borrower shall be deemed to be only a several, and not a collective, reference to each of the entities comprising Borrower.

                           "BORROWING BASE" means, without duplication, on any
                  given date with respect to the Revolving Loan and Term B Loan, an amount equal to the sum of (i), (ii) and (iii) below:

                           (i) an amount equal to sixty percent (60.0%) of the
                  Value of all Eligible Inventory in the physical possession of Borrower at Borrower's distribution center or at one of Borrower's stores, as set forth in the Borrowing Base Certificate then most recently delivered by Borrower to Bank; and

                           (ii) an amount equal to the sum of sixty percent
                  (60.0%) of the Value of all Eligible Inventory in transit from Borrower's distribution center to Borrower's stores, as set forth in the Borrowing Base Certificate then most recently delivered by Borrower to Bank; and

                           (iii) an amount equal to the sum of (a) sixty percent
                  (60.0%) of the aggregate amounts available to be drawn under Trade Letters of Credit issued to and for the benefit of Borrower and (b) the lesser of (i) sixty percent (60.0%) of the Value of Eligible Inventory in transit to Borrower from domestic manufacturers that is not supported by Trade Letters of Credit and (ii) $250,000.00.



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                           Notwithstanding anything contained in this definition
                  to the contrary, during and only during each period from August 1 of any year through November 30 of such year, the phrase "seventy percent (70.0%)" shall be substituted in the place and stead of each reference to "sixty percent (60.0%)" contained in clause (a) of this definition.

                           "COMMITMENT" means, collectively the Revolving Credit
                  Commitment, the Term Loan Commitment and the Term B Loan Commitment.

                           "LIBOR RATE LOAN" means any portion of any Revolving
                  Loan or Term B Loan that bears interest based on the LIBOR Interest Rate during any period.

                           "LIBOR REQUEST" means, with respect to any portion of
                  any Revolving Loan or Term B Loan, a request in writing from Borrower to Bank, requesting that the Loan specified in such LIBOR Request bear interest at the applicable LIBOR Interest Rate for a certain Interest Period commencing on a date specified in such LIBOR Request (which specified date must be at least two full Business Days after the date Bank receives and acknowledges its receipt of such LIBOR Request).

                           "LOAN(S)" means (i) collectively, the Revolving
                  Loans, the Term B Loan and the Term Loan and (ii) individually, any Loan.

                           "MATURITY DATE" means, the earlier of the Revolving
                  Credit Maturity Date and Term B Loan Maturity Date.

                           "MAXIMUM REVOLVING CREDIT AVAILABILITY" means, as of
                  any given date, the lesser of (i) the Borrowing Base minus the Letter of Credit Reserve minus the Revolving Loan Balance and minus the Term B Loan Balance or (ii) $20,000,000 minus the Letter of Credit Reserve minus the Revolving Loan Balance and minus the Term B Loan Balance, each such amount calculated as of such date and subject further to the limitations set forth in Section 2.1.

                           "MAXIMUM TERM B LOAN CREDIT AVAILABILITY" means, as
                  of any given date, the lesser of (i) the Borrowing Base minus the Letter of Credit Reserve minus the Revolving Loan Balance and minus the Term B Loan Balance or (ii) $10,000,000 minus the Letter of Credit Reserve minus the Revolving Loan Balance and minus the Term B Loan Balance, each such amount calculated as of such date and subject further to the limitations set forth in Section 2.1.

                           "NOTE(S)" means (i) collectively, the Revolving Note,
                  the Term Note and the Term B Note and (ii) individually, any such Note.

                           "PRIME RATE REVOLVING LOAN" means any portion of the
                  Revolving Loan that bears interest based on the Revolving Loan Prime Rate during any period.

                           "PRIME RATE TERM B LOAN" means any portion of the
                  Term B Loan that



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                  bears interest based on the Term B Loan Prime Rate during any period.

                           "REVOLVING CREDIT COMMITMENT" means Bank's commitment
                  to make Revolving Loans and issue Letters of Credit pursuant to Sections 2.1(a), 2.2(a) and 2.3.1.

                           "REVOLVING CREDIT MATURITY DATE" means, with respect
                  to the Revolving Credit Commitment, June 30, 2000.

                           "REVOLVING CREDIT TERMINATION DATE" means the earlier
                  of (i) the Revolving Credit Maturity Date or (ii) such other date on which the Revolving Credit Commitment shall terminate pursuant to Section 12.2.

                           "REVOLVING LOAN BALANCE" means the aggregate unpaid
                  principal balance of all Revolving Loans outstanding from time to time.

                           "REVOLVING LOAN PRIME RATE" means a per annum rate of
                  interest equal to the Prime Rate.

                           "REVOLVING LOAN RATE" means either (i) the Revolving
                  Loan Prime Rate with respect to that portion of the Revolving Loan that is not subject to the LIBOR Interest Rate or (ii) the LIBOR Interest Rate, with respect to the portion of the Revolving Loan that is not subject to the Revolving Loan Prime Rate.

                           "REVOLVING LOAN(S)" means the loan advances(s) to be
                  made by Bank to Borrower pursuant to Sections 2.1(a), 2.2(a) and 2.3.2.

                           "REVOLVING NOTE" means a promissory note or notes
                  evidencing the Revolving Credit Commitment, as the same may be replaced, amended, modified, supplemented or restated from time to time, together with any renewals thereof or exchanges or substitutions therefor.

                           "TERM B LOAN COMMITMENT" means Bank's commitment to
                  make Term B Loan and issue Letters of Credit pursuant to Sections 2.1(b), 2.2(b) and 2.3.1.

                           "TERM B LOAN MATURITY DATE" means, with respect to
                  the Term B Loan Commitment, June 30, 2000.

                           "TERM B LOAN TERMINATION DATE" means the earlier of
                  (i) the Term B Loan Maturity Date or (ii) such other date on which the Term B Loan Commitment shall terminate pursuant to
                  Section 12.2.

                           "TERM B LOAN BALANCE" means the aggregate unpaid
                  principal balance of all Term B Loans outstanding from time to time.

                           "TERM B LOAN PRIME RATE" means a per annum rate of
                  interest equal to the Prime Rate.



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                           "TERM B LOAN RATE" means either (i) the Term B Loan
                  Prime Rate with respect to that portion of the Term B Loan that is not subject to the LIBOR Interest Rate or (ii) the LIBOR Interest Rate, with respect to the portion of the Term B Loan that is not subject to the Term B Loan Prime Rate

                           "TERM B LOAN(S)" means the loan advances(s) to be
                  made by Bank to Borrower pursuant to Sections 2.1(b), 2.2(b) and 2.3.2.

                           "TERM B NOTE" means a promissory note or notes
                  evidencing the Term B Loan Commitment, as the same may be replaced, amended, modified, supplemented or restated from time to time, together with any renewals thereof or exchanges or substitutions therefor.";

         (c)

                  "SECTION 2.  REVOLVING CREDIT COMMITMENT; REVOLVING CREDIT
                               BORROWING PROCEDURES; TERM B LOAN COMMITMENT; TERM B LOAN BORROWING PROCEDURES.

                           2.1 (a) REVOLVING CREDIT COMMITMENT. On the terms and
                  subject to the conditions set forth in this Agreement, Bank agrees to make Revolving Loans to Borrower and to issue Letters of Credit, pursuant to Section 2.3, for the account of the Borrower, from time to time before the Revolving Credit Termination Date in such aggregate amounts as Borrower may from time to time request but not exceeding at any one time outstanding the lesser of (i) the Borrowing Base or (ii) $20,000,000; provided, however, that the issuance of standby Letters of Credit shall be limited to $1,000,000 in the aggregate. Borrower shall have the right to repay and reborrow any of the Revolving Loans in increments of $100,000 (or $25,000 integral multiples); provided, however, that it shall be a condition precedent to any reborrowing that as of the date of any reborrowing all of the conditions to borrowing set forth in this Agreement shall be satisfied and all representations and warranties made herein shall be true and correct in all material respects as of such date.

                           (b) TERM B LOAN COMMITMENT. On the terms and subject
                  to the conditions set forth in this Agreement, Bank agrees to make Term B Loans to Borrower and to issue Letters of Credit, pursuant to Section 2.3, for the account of the Borrower, from time to time before the Term B Loan Termination Date in such aggregate amounts as Borrower may from time to time request but not exceeding at any one time outstanding the lesser of
                  (i) the Borrowing Base or (ii) $10,000,000; provided, however, that the issuance of standby Letters of Credit shall be limited to $1,000,000 in the aggregate. Borrower shall have the right to repay and reborrow any of the Term B Loans in increments of $100,000 (or $25,000 integral multiples); provided, however, that it shall be a condition precedent to any reborrowing that as of the date of any reborrowing all of the conditions to borrowing set forth in this Agreement shall be satisfied and all



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                  representations and warranties made herein shall be true and correct in all material respects as of such date.

                           2.2 (a) REVOLVING LOAN BORROWING PROCEDURES. Borrower
                  shall give Bank irrevocable telephonic notice of each proposed Revolving Loan borrowing no later than 1:00 p.m., Chicago time, on the same Business Day as the proposed date of such borrowing. Each such notice shall be effective upon receipt by Bank and shall specify the date and the amount of the borrowing, and subject to the provisions of Section 2.1(a), Bank agrees to make a Revolving Loan to Borrower on the date specified in such notice. Each request for a Revolving Loan shall automatically constitute a representation and warranty by Borrower that, as of the date of such requested Revolving Loan, all conditions precedent to the making of such Revolving Loan set forth in Section 10 shall be satisfied. Each borrowing of a Revolving Loan shall be on a Business Day.

                           (b) TERM B LOAN BORROWING PROCEDURES. Borrower shall
                  give Bank irrevocable telephonic notice of each proposed Term B Loan borrowing no later than 1:00 p.m., Chicago time, on the same Business Day as the proposed date of such borrowing. Each such notice shall be effective upon receipt by Bank and shall specify the date and the amount of the borrowing, and subject to the provisions of Section 2.1(b), Bank agrees to make a Term B Loan to Borrower on the date specified in such notice. Each request for a Term B Loan shall automatically constitute a representation and warranty by Borrower that, as of the date of such requested Term B Loan, all conditions precedent to the making of such Term B Loan set forth in Section 10 shall be satisfied. Each borrowing of a Term B Loan shall be on a Business Day.";

         (d)
                           "2.3.1 MAXIMUM AMOUNT. The aggregate amount of Letter
                  of Credit Liability with respect to all Letters of Credit outstanding at any time shall not exceed the Revolving Credit Commitment and the Term B Loan Commitment (less the sum of the Revolving Loan Balance and the Term B Loan Balance).

                           2.3.2 REIMBURSEMENT. Borrower shall be irrevocably
                  and unconditionally obligated forthwith without presentment, demand, protest or formalities of any kind, to reimburse Bank for any amounts paid by Bank to satisfy its obligations under drafts drawn under any Letter of Credit, including all fees, costs and expenses of Bank. Borrower hereby authorizes and directs Bank, at Bank's option, to debit Borrower's Operating Account in an amount sufficient to satisfy each such reimbursement obligation, or, if the amounts on deposit in Borrower's Operating Account are not sufficient, to make a Revolving Loan or a Term B Loan in an amount sufficient to satisfy such reimbursement obligation. All such amounts paid by Bank with respect to any Letter of Credit that are not immediately repaid by Borrower with the proceeds of a Revolving Loan or a Term B Loan or otherwise shall bear interest at the interest rate then applicable to Revolving Loans and Term B Loans.";

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         (e)
                           "2.5 REVOLVING LOAN AND TERM B LOAN NON-USE FEE.
                  During the term of this Agreement and continuing until, but excluding, the Maturity Termination Date, Borrower shall pay to Bank, on a quarterly basis, a non-use fee of one-quarter of one percent (0.25%) per annum on the lesser of (i) the excess of (A) $30,000,000.00 over (B) the daily average of the aggregate principal amount of (X) all outstanding Revolving Loans and (Y) all outstanding Term B Loans and (Z) all Letters of Credit for the quarter (or, if applicable, shorter period) then ending and (ii) $10,000,000.00. Such non-use fee shall be payable in arrears on the first day of each May, August, November and February, for the quarters ending on January 31, April 30, July 31 and October 31 of each year during the term of this Agreement and on the Revolving Credit Termination Date.";

         (f)
                           "4.1 (a) REVOLVING NOTE. The Revolving Loans and all
                  Letter of Credit Liability not otherwise evidenced by the Term B Note shall be evidenced by the Revolving Note. The date and amount of each Revolving Loan made by Bank and of each repayment of principal on the Revolving Loans received by Bank shall be separately recorded by Bank in its records. The Revolving Loan Balance reflected in the Bank's records as of any time shall be rebuttable presumptive evidence of the Revolving Loan Balance as of such time. The failure so to record any such amount or any error in so recording any such amount, however, shall not limit or otherwise affect Borrower's obligations hereunder or under the Note to repay the principal amount of the Revolving Loans together with all interest accruing thereon.

                           (b) TERM B NOTE. The Term B Loans and all Letter of
                  Credit Liability not evidenced by the Revolving Note shall be evidenced by the Term B Note. The date and amount of each Term B Loan made by Bank and of each repayment of principal on the Term B Loans received by Bank shall be separately recorded by Bank in its records. The Term B Loan Balance reflected in the Bank's records as of any time shall be rebuttable presumptive evidence of the Term B Loan Balance as of such time. The failure so to record any such amount or any error in so recording any such amount, however, shall not limit or otherwise affect Borrower's obligations hereunder or under the Note to repay the principal amount of the Term B Loans together with all interest accruing thereon.";


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         (g)
                           "5.1.1 (a) REVOLVING LOAN. The Revolving Loans shall
                  bear interest on the unpaid principal balance thereof at the Revolving Loan Prime Rate, subject to the terms of Section
                  5.1.5. From and after November 19, 1998, the Revolving Loan shall bear interest on the unpaid principal balance thereof at the Revolving Loan Prime Rate or, if Borrower has delivered a LIBOR Request to Bank, at the LIBOR Interest Rate, each subject to the terms of Section 5.1.5. Interest charges shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable monthly in arrears on the first day of each calendar month hereafter with respect to Loans which bear interest at the Revolving Loan Prime Rate, on the last day of the Interest Period (and for each six month Interest Period, at the end of the first three months of such Interest Period and on the last day of such Interest Period) with respect to each LIBOR Rate Loan and as otherwise provided herein.

                                     (b) TERM B LOAN. The Term B Loans shall
                  bear interest on the unpaid principal balance thereof at the Term B Loan Prime Rate, subject to the terms of Section 5.1.5. The Term B Loan shall bear interest on the unpaid principal balance thereof at the Term B Loan Prime Rate or, if Borrower has delivered a Term B Loan LIBOR Request to Bank, at the LIBOR Interest Rate, each subject to the terms of Section
                  5.1.5. Interest charges shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable monthly in arrears on the first day of each calendar month hereafter with respect to Loans which bear interest at the Term B Loan Prime Rate, on the last day of the Interest Period (and for each six month Interest Period, at the end of the first three months of such Interest Period and on the last day of such Interest Period) with respect to each LIBOR Rate Loan and as otherwise provided herein.";

         (h)
                           "5.1.5  LIBOR; CONVERSION AND CONTINUATION ELECTIONS.

                           (a) The Borrower shall deliver a notice of
                  conversion/continuation ("Notice of Conversion/Continuation") in the form of Exhibit 5.1.5 hereto to be received by the Bank not later than 11:00 a.m. (Chicago time) at least two Business Days in advance of the conversion/continuation date, if any portion of the Revolving Loan is to be converted into or continued as a LIBOR Rate Loan and specifying:

                                    (i) the proposed conversion/continuation
                           date;

                                    (ii) the aggregate amount of the Revolving
                           Loan or Term B Loan to be converted or renewed, the minimum amount of which shall not be less than $500,000 or $100,000 minimal increments in excess thereof; and

                                    (iii) the duration of the requested Interest
                           Period, provided, however, the Borrower may not select an Interest Period with respect to



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                           any portion of the Revolving Loan or Term B Loan
                           which extends beyond an installment payment date for the Revolving Loan or Term B Loan unless, after giving effect to such election, the portion of the Revolving Loan or Term B Loan not subject to Interest Periods ending after such installment payment date is equal to or greater than the principal due on such installment payment date.

                           (b) If upon the expiration of any Interest Period
                  applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Event of Default then exists or any event (a "Default") then exists that with the giving of notice or the passage of time would constitute an Event of Default, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Revolving Loans or Term B Loans, as applicable, which bear interest based upon the Revolving Loan Prime Rate or the Term B Loan Prime Rate effective as of the expiration date of such Interest Period.

                           (c) During the existence of a Default or Event of
                  Default, the Borrower may not elect to have any portion of the Revolving Loan or the Term B Loan converted into or continued as a LIBOR Rate Loan.

                           (d) After giving effect to any conversion into or
                  continuation of LIBOR Rate Loans, there may not be more than an aggregate of two different Interest Periods in effect.

                           5.2 INTEREST PAYMENT DATES. Except as provided in
                  Section 5.5 and in Section 5.1.1 with respect to LIBOR Rate Loans, accrued and unpaid interest on each Loan shall be payable on the first Business Day of each month during the term of this Agreement and at maturity. After maturity, accrued and unpaid interest on all Loans shall be payable on demand.";

         (i)
                  "SECTION 6.REDUCTION OR TERMINATION OF COMMITMENTS;
                             PREPAYMENTS.

                           6.1 (a) REDUCTION OR TERMINATION OF THE REVOLVING
                  CREDIT COMMITMENT BY BORROWER. Borrower may from time to time on at least five Business Days' prior written notice received by Bank permanently reduce the amount of the Revolving Credit Commitment but only upon repayment of the amount, if any, by which the aggregate unpaid principal amount of the Revolving Note exceeds the then reduced amount of the Revolving Credit Commitment. Any such reduction shall be in an aggregate amount of $1,000,000 or an integral multiple thereof. Borrower may at any time on like notice terminate the Revolving Credit Commitment upon payment in full of the Revolving Note. Upon termination of the Revolving Credit Commitment by Borrower or pursuant to Section 12.2 of this Agreement, Borrower shall cause Bank to be released from all liability under each Letter of Credit then outstanding or, at Bank's option,



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                  Borrower will deposit cash collateral with Bank in an amount equal to the Letter of Credit Liability with respect to each Letter of Credit that will remain outstanding after such termination.

                           (b) REDUCTION OR TERMINATION OF THE TERM B LOAN
                  COMMITMENT BY BORROWER. Borrower may from time to time on at least five Business Days' prior written notice received by Bank permanently reduce the amount of the Term B Loan Commitment but only upon repayment of the amount, if any, by which the aggregate unpaid principal amount of the Term B Note exceeds the then reduced amount of the Term B Loan Commitment. Any such reduction shall be in an aggregate amount of $1,000,000 or an integral multiple thereof. Borrower may at any time on like notice terminate the Term B Loan Commitment upon payment in full of the Term B Note. Upon termination of the Term B Loan Commitment by Borrower or pursuant to Section
                  12.2 of this Agreement, Borrower shall cause Bank to be released from all liability under each Letter of Credit then outstanding or, at Bank's option, Borrower will deposit cash collateral with Bank in an amount equal to the Letter of Credit Liability with respect to each Letter of Credit that will remain outstanding after such termination.

                  6.2      SCHEDULED PRINCIPAL PAYMENTS.

                           6.2.1(a) REVOLVING LOAN. The Revolving Loan Balance
                  may be reduced by Bank from time to time as provided in subsection 5.4(b), and the entire Revolving Loan Balance, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Revolving Credit Maturity Date.

                                    (b) TERM B LOAN. The Term B Loan Balance may
                  be reduced by Bank from time to time as provided in subsection 5.4(b), and the entire Term B Loan Balance, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Term B Loan Maturity Date.

                           6.2.2 ANNUAL REDUCTION OF REVOLVING CREDIT COMMITMENT
                  AND TERM B LOAN COMMITMENT. All amounts outstanding pursuant to the Revolving Loans provisions of the Revolving Credit Commitment and the Term B Loans provisions of the Term B Loan Commitment must simultaneously be reduced by the Borrower to zero ($0.00) for a period of ninety (90) consecutive days during each fiscal year of the Borrower.";

         (j)
                           "6.3 (a) OPTIONAL PREPAYMENTS. Borrower from time to
                  time may prepay that portion of the Revolving Loan Balance consisting of Revolving Loans bearing interest at the Revolving Loan Prime Rate in whole or in part, provided, however, that partial payments shall be in increments of $100,000 (or $25,000 integral multiples).

                                    (b) OPTIONAL PREPAYMENTS. Borrower from time
                  to time may prepay that portion of the Term B Loan Balance consisting of Term B Loans bearing interest at the Term B Loan Prime Rate in whole or in part, provided, however, that partial payments shall be in increments of $100,000 (or $25,000 integral multiples).";

         (k)
                  "6.5     MANDATORY PREPAYMENTS.

                           (a) Borrower agrees that if at any time the aggregate
                  unpaid principal amount of any Loan, plus, in the case of the aggregate of the Revolving Loans and the Term B Loans, the Revolving Loan Balance and the Term B Loan Balance shall exceed the amount of the Borrowing Base or other Dollar limit applicable to such Loan or Loans, Borrower forthwith will make a mandatory prepayment of principal on such Loan or Loans in an amount equal to such excess. Each such mandatory prepayment shall be without premium or penalty.";

         (l)
                           "8.3 CAPITAL STOCK. All of the shares of the common
                  or other stock of each entity comprising Borrower are validly issued, fully paid and non-assessable, and have been issued in compliance with all applicable federal and state laws, rules and regulations, including, without limitation, all so-called "Blue-Sky" laws.";

         (m)
                           "9.6 LIMITS ON COMMITMENTS. Not permit the aggregate
                  principal amount of any of the Term Loan, the Revolving Loan Balance or the Term B Loan Balance at any time to exceed the applicable limits set forth in this Agreement as of such time.";

         (n)
                           "11.1 INITIAL LOAN. Bank's obligation to make the
                  initial Revolving Loan, the initial Term B Loan and the Term Loan is, in addition to the conditions precedent specified in
                  Section 11.2, subject to the satisfaction of each of the following conditions precedent:";

         (o)
                           "11.2 ALL LOANS AND LETTERS OF CREDIT. Bank's
                  obligation to make the initial Loans, each subsequent Revolving Loan, Term B Loan and the Term Loan, and to issue Letters of Credit, is subject to the following conditions precedent that:";

         (p)      With reference to Section 12.1 of the Credit Agreement:

                           "(f) OTHER NONCOMPLIANCE WITH THIS AGREEMENT. Failure
                  by Borrower to comply with or to perform any provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for ten (10) days after notice thereof to Borrower from Bank or the holder of any Revolving Note or Term B Note.";

         (q)
                           Schedule 8.8 of the Credit Agreement is hereby
                  deleted and Schedule 8.8 as attached hereto as hereby substituted in lieu thereof; and

         (r)
                           Exhibit 5.1.5 of the Credit Agreement is hereby
                  deleted and Exhibit 5.1.5 as attached hereto is hereby substituted in lieu thereof.

         3. CORRECTION OF SCRIVENER'S ERRORS. The parties hereto agree that (i) the reference in Section 2(d) of the Fourth Modification of Secured Credit Agreement, Revolving Note and Other Loan Documents dated as of May 8, 1996 between PH Stores and Bank to "Section 8.9" was intended, and is hereby restated, as of May 8, 1996 to refer to "Section 9.9" and (ii) the denomination of the Exhibit attached to the Sixth Modification of Amended and Restated Secured Credit Agreement, Revolving Note and Other Loan Documents dated as of November 19, 1998 among PH Stores, PH Merchandising, PH Retailing and Bank as "Exhibit 5.1.4" was intended, and is hereby restated, as of November 19, 1998 to be "Exhibit 5.1.5".

         4. REFERENCES. All references in the Loan Documents to the Credit Agreement hereby are understood to be to the Credit Agreement as modified hereby.

         5. CONDITIONS TO EFFECTIVENESS. Provided that no unwaived Default or Event of Default shall then exist other than those that would exist but for the execution of this Amendment, this Amendment shall be deemed to be effective as of April 19, 1999 (the "Effective Date"), provided all of the following conditions are satisfied in a manner, form and substance acceptable to Bank:

                  (a) EXECUTION OF AMENDMENT. This Amendment (including the attached Joinder), an Amended and Restated Revolving Note and a Term B Note, each duly authorized and fully executed, and each in form and substance satisfactory to Bank shall have been delivered to Bank;

                  (b)  DELIVERY OF OTHER DOCUMENTS.

                       (i) True, complete and accurate copies, duly certified by
                  an officer of each entity comprising Borrower, of all documents evidencing any necessary corporate action, resolutions, consents and governmental approvals, if any, required for the execution, delivery and performance of this Amendment, and the Joinder and any other document, instrument or agreement executed or delivered in connection therewith by the Borrower shall have been delivered to Bank;

                           (ii) Bank shall have received satisfactory, current
                  state and local UCC tax, lien and judgment searches in all applicable locations for Peterman;

                           (iii) Executed original UCC Financing Statements by
                  Peterman, in form satisfactory to Bank shall have been delivered to Bank; and

                           (iv) Such other documents, instruments or agreements
                  as the Bank may reasonably request shall have been delivered to Bank.

         6. In the event of any conflict among the terms of the Credit Agreement and the Related Documents as modified by this Agreement, the terms of the Credit Agreement as modified by this Agreement shall control. All terms and provisions of the Related Documents corresponding to terms and provisions of the Credit Agreement prior to the date of this Agreement shall be deemed modified in accordance with the terms of this Agreement.

         7. Borrower hereby warrants and represents that (i) Borrower has no defense, offset or counterclaim with respect to the payment of any sum owed to Bank, or with respect to any covenant in the Loan Documents; (ii) Bank, on and as of the date hereof, has fully performed all obligations to Borrower which it may have had or has on and as of the date hereof; and (iii) other than as expressly set forth herein, by entering into this Agreement, Bank does not waive any condition or obligation in the Credit Agreement and the Related Documents.

         8. Borrower hereby agrees to execute and deliver promptly to Bank, at Bank's request, such other documents as Bank, in its reasonable discretion, shall deem necessary or appropriate to evidence the transaction contemplated herein.

         9. Borrower agrees to pay all fees and expenses associated with the consummation of the transactions contemplated in this Agreement, including, without limitation, reasonable fees and expenses of Bank's counsel and related expenses.

         10. Time is of the essence of this Agreement.

         11. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same Agreement.

         12. Except as otherwise set forth herein to the contrary, the Loan Documents remain unmodified and continue in full force and effect. Borrower hereby reaffirms, confirms and ratifies each and every covenant, condition, obligation and provision set forth in the Credit Agreement and the Related Documents, each as modified hereby.


                                  [END OF PAGE]

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed and delivered this Agreement as of the day and year first above written.

BORROWER:                                PAUL HARRIS STORES, INC.,
                                         an Indiana corporation

                                         By: /s/ Thomas McCain
                                            ------------------------------------
                                         Name:   Thomas McCain
                                              ----------------------------------
                                         Title:  SVP
                                              ----------------------------------

                                         PAUL HARRIS MERCHANDISING, INC.,
                                         an Indiana corporation

                                         By: /s/ Thomas McCain
                                            ------------------------------------
                                         Name:   Thomas McCain
                                              ----------------------------------
                                         Title:  SVP
                                              ----------------------------------


                                         PAUL HARRIS RETAILING INC.,
                                         an Indiana corporation

                                         By: /s/ Thomas McCain
                                            ------------------------------------
                                         Name:   Thomas McCain
                                              ----------------------------------
                                         Title:  SVP
                                              ----------------------------------

                                         THE J. PETERMAN COMPANY,
                                         an Indiana corporation

                                         By: /s/ Thomas McCain
                                            ------------------------------------
                                         Name:   Thomas McCain
                                              ----------------------------------
                                         Title:  SVP
                                              ----------------------------------



BANK:                                    LASALLE NATIONAL BANK,
                                         a national banking association

                                         By: /s/ Ann H. Ellingsen
                                            ------------------------------------
                                         Name:   Ann H. Ellingsen
                                              ----------------------------------
                                         Title:  VP
                                              ----------------------------------

                                  EXHIBIT 5.1.5

                        NOTICE OF CONTINUATION/CONVERSION

                                                                          [Date]

LaSalle National Bank
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Ann H. Ellingsen

Dear Ann:

         The undersigned, PAUL HARRIS STORES, INC., an Indiana corporation, PAUL HARRIS MERCHANDISING, INC., an Indiana corporation, PAUL HARRIS RETAILING, INC., an Indiana corporation, and THE J. PETERMAN COMPANY, an Indiana corporation (individually and collectively the "Borrower"), refer to the Amended and Restated Secured Credit Agreement originally dated as of January 20, 1994 as modified by various amendments thereto (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower and LASALLE NATIONAL BANK, a national banking association ("Bank"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 5.1.5 of the Credit Agreement that it requests to [convert] [continue] a Revolving Loan or a Term B Loan under the Credit Agreement, and in that connection sets forth below the terms on which such Revolving Loan or Term B Loan is requested to be [converted] [continued]:

(A)      Type of Loan into which
         Loan is to be [converted(1)]
                       [continued(2)]:

(B)      Principal Amount of Revolving Loan/Term B Loan
         outstanding as of the date hereof
         to be [converted][continued]:               ___________________________



-------------------------
(1) LIBOR Rate Loan or Prime Rate Term Loan. If converted into a LIBOR Rate Loan, state length of the Interest Period and the last day thereof, which shall end not later than the applicable maturity date of the Term Loan.

(2)      LIBOR Rate Loan.

(C)      Date the Revolving Loan/Term
         B Loan is to be [converted(3)]
                         [continued(4)]:



(D)      Interest Period and the last day
         thereof (if for LIBOR Rate loan):          ____________________________



BORROWER:                                PAUL HARRIS STORES, INC.,
                                         an Indiana corporation

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                              ----------------------------------


                                         PAUL HARRIS MERCHANDISING, INC.,
                                         an Indiana corporation

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                              ----------------------------------


                                         PAUL HARRIS RETAILING INC.,
                                         an Indiana corporation

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                              ----------------------------------


                                         THE J. PETERMAN COMPANY,
                                         an Indiana corporation

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                              ----------------------------------

---------------------
(3) Which must be the last day of an Interest Period with respect to the conversion of a LIBOR Rate Loan to a Base Rate Loan.

(4) Which must be upon the expiration of the then current Interest Period with respect to the LIBOR Rate Loan.

                            SECTION 8.8; SUBSIDIARIES


            Paul Harris Stores, Inc. has the following Subsidiaries:

                          Paul Harris of Virginia, Inc.
                          Paul Harris Stores S.D., Inc.
                            Classic Advertising, Inc.
                                PAHA Corporation
                             Tipton Trading Co. Ltd.
                                   SIBMAS Ltd.
                                  Orville Ltd.
                            Paul Harris Stores, Inc.
                         Paul Harris Merchandising, Inc.
                           Paul Harris Retailing, Inc.
                             The J. Peterman Company

                              AMENDED AND RESTATED
                                 REVOLVING NOTE


$20,000,000.00                                                 CHICAGO, ILLINOIS
                                                            AS OF APRIL 19, 1999


         FOR VALUE RECEIVED, PAUL HARRIS STORES, INC., an Indiana corporation PAUL HARRIS MERCHANDISING, INC., an Indiana corporation, PAUL HARRIS RETAILING, INC., an Indiana corporation, and THE J. PETERMAN COMPANY, an Indiana corporation (together with their successors and assigns, "Maker"), jointly and severally, promise to pay to the order of LASALLE NATIONAL BANK, a national banking association (together with its successors and assigns, "Bank"), on or before the Revolving Credit Maturity Date, at the Bank's principal office in Chicago, Illinois, the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), or, if less, the Revolving Loan Balance at such time, plus accrued and unpaid interest thereon and all other charges applicable thereto, all as set forth more fully in that Amended and Restated Secured Credit Agreement dated as of January 20, 1994, among Maker and Bank (as the same may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"). All capitalized terms used but not elsewhere defined herein shall have the same meanings as are ascribed to them in the Credit Agreement.

         This Note is executed to evidence the Revolving Loan described in, and is subject to the terms and conditions of, the Credit Agreement. This Note shall bear interest at the applicable rates set forth in the Credit Agreement, and interest on this Note shall be paid, and principal on this Note shall and may be prepaid, in accordance with the terms of the Credit Agreement.

         Payments of both principal and interest are to be made in the lawful money of the United States of America.

         This Note is secured pursuant to the Credit Agreement and various Collateral Documents referred to therein, and reference is made thereto for a statement of terms and provisions.

         In addition to, and not in limitation of, the foregoing and the provisions of the Credit Agreement hereinabove referred to, Maker further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and expenses, incurred by the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         This Note is binding upon Maker and its successors and assigns, jointly and severally, and shall inure to the benefit of the Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.

         This Note is an amendment and restatement in the entirety of that certain Revolving Note made by Maker and dated October 28, 1993 and is made in substitution and not in payment thereof, and is not intended and shall not be deemed to constitute a novation.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed and delivered this Note, on a joint and several basis, as of the day and year first above written.

MAKER:                                      PAUL HARRIS STORES, INC.,
                                            an Indiana corporation

                                            By:   /s/ Thomas McCain
                                                  -----------------
                                            Name:    Thomas McCain
                                                     -------------
                                            Title:    SVP
                                                      ---

                                            PAUL HARRIS MERCHANDISING, INC.,
                                            an Indiana corporation

                                            By:   /s/ Thomas McCain
                                                  -----------------
                                            Name:    Thomas McCain
                                                     -------------
                                            Title:    SVP
                                                      ---

                                            PAUL HARRIS RETAILING INC.,
                                            an Indiana corporation

                                            By:   /s/ Thomas McCain
                                                  -----------------
                                            Name:    Thomas McCain
                                                     -------------
                                            Title:    SVP
                                                      ---

                                            THE J. PETERMAN COMPANY,
                                            an Indiana corporation

                                            By:   /s/ Thomas McCain
                                                  -----------------
                                            Name:    Thomas McCain
                                                     -------------
                                            Title:    Treasurer
                                                      ---------

                                   TERM B NOTE


$10,000,000.00                                                 CHICAGO, ILLINOIS
                                                            AS OF APRIL 19, 1999


         FOR VALUE RECEIVED, PAUL HARRIS STORES, INC., an Indiana corporation PAUL HARRIS MERCHANDISING, INC., an Indiana corporation, PAUL HARRIS RETAILING, INC., an Indiana corporation, and THE J. PETERMAN COMPANY, an Indiana corporation (together with their successors and assigns, "Maker"), jointly and severally, promise to pay to the order of LASALLE NATIONAL BANK, a national banking association (together with its successors and assigns, "Bank"), on or before the Term B Loan Maturity Date, at the Bank's principal office in Chicago, Illinois, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or, if less, the Term B Loan Balance at such time, plus accrued and unpaid interest thereon and all other charges applicable thereto, all as set forth more fully in that Amended and Restated Secured Credit Agreement dated as of January 20, 1994, among Maker and Bank (as the same may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"). All capitalized terms used but not elsewhere defined herein shall have the same meanings as are ascribed to them in the Credit Agreement.

         This Note is executed to evidence the Term B Loan described in, and is subject to the terms and conditions of, the Credit Agreement. This Note shall bear interest at the applicable rates set forth in the Credit Agreement, and interest on this Note shall be paid, and principal on this Note shall and may be prepaid, in accordance with the terms of the Credit Agreement.

         Payments of both principal and interest are to be made in the lawful money of the United States of America.

         This Note is secured pursuant to the Credit Agreement and various Collateral Documents referred to therein, and reference is made thereto for a statement of terms and provisions.

         In addition to, and not in limitation of, the foregoing and the provisions of the Credit Agreement hereinabove referred to, Maker further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and expenses, incurred by the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         This Note is binding upon Maker and its successors and assigns, jointly and severally, and shall inure to the benefit of the Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed and delivered this Note, on a joint and several basis, as of the day and year first above written.

MAKER:                                      PAUL HARRIS STORES, INC.,
                                            an Indiana corporation

                                            By:   /s/ Thomas McCain
                                                  -----------------
                                            Name:    Thomas McCain
                                                     -------------
                                            Title:    SVP
                                                      ---

                                            PAUL HARRIS MERCHANDISING, INC.,
                                            an Indiana corporation

                                            By:   /s/ Thomas McCain
                                                  -----------------
                                            Name:    Thomas McCain
                                                     -------------
                                            Title:    SVP
                                                      ---

                                            PAUL HARRIS RETAILING INC.,
                                            an Indiana corporation

                                            By:   /s/ Thomas McCain
                                                  -----------------
                                            Name:    Thomas McCain
                                                     -------------
                                            Title:    SVP
                                                      ---

                                            THE J. PETERMAN COMPANY,
                                            an Indiana corporation

                                            By:   /s/ Thomas McCain
                                                  -----------------
                                            Name:    Thomas McCain
                                                     -------------
                                            Title:    Treasurer
                                                      ---------



                                       2